Exhibit 10.4
ELECTRO-OPTICAL SCIENCES, INC.
2,312,384 Shares of Common Stock and 346,858 Related Warrants
PLACEMENT AGENCY AGREEMENT
October 31, 2006
JEFFERIES & COMPANY, INC.
520 Madison Avenue
New York, New York 10022
Ladies and Gentlemen:
     Introductory. Electro-Optical Sciences, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to certain purchasers (collectively, the “Purchasers”) 2,312,384 shares (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company and related warrants to purchase 346,858 shares of Common Stock (“Warrants,” together with the Shares, the “Securities”). The Securities will be offered and sold to the Purchasers in a private placement (the “Placement”) without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”), in reliance upon Section 4(2) (“Section 4(2)”) thereof and/or Regulation D (“Regulation D”) thereunder. Jefferies & Company, Inc. (“Jefferies”) has agreed to act as placement agent (the “Placement Agent”) in connection with the Placement, subject to the terms, conditions and other provisions of this Agreement.
     The Securities are to be sold to the Purchasers pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) to be entered into by the Company and the Purchasers. The Warrants are to be issued pursuant to the Purchase Agreement and will be exerciseable into duly and validly issued, fully paid and non-assessable shares (such shares, the “Warrant Shares”) of Common Stock on the terms, and subject to the conditions, set forth in the Warrant.
     Holders of the Securities will be entitled to the benefits of a Registration Rights Agreement (the “Resale Registration Rights Agreement”) to be entered into between the Company and the Purchasers pursuant to which the Company will agree, among other things, to file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Resale Registration Statement”) covering the resale of the Shares and Warrant Shares, and to use its reasonable best efforts to cause the Resale Registration Statement to be declared effective within the time periods specified in the Resale Registration Rights Agreement.
     This Agreement, the Purchase Agreement, the Warrant and the Resale Registration Rights Agreement are referred to herein collectively as the “Transaction Documents,” and the transactions contemplated hereby and thereby are referred to herein collectively as the “Transactions.”

     The Company hereby confirms its agreement with the Placement Agent as follows:
     Section 1. Representations, Warranties and Agreements of the Company and the Placement Agent.
     A. Representations, Warranties and Agreements of the Company. In addition to the other representations, warranties and agreements contained in the Agreement, the Company hereby represents, warrants and agrees with, the Placement Agent as follows:
          (a) Placement Materials. The Company has not distributed and will not distribute any materials in connection with the Placement other than the drafts or definitive versions of the Transaction Documents and the term sheet relating thereto.
          (b) The Placement Agency Agreement. The Company has all necessary power and authority to execute and deliver this Placement Agency Agreement and to perform its obligations hereunder; this Placement Agency Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to general principles of equity and except as rights to indemnity or contribution hereunder may be limited by federal or state securities laws.
          (c) Independent Accountants Eisner, LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the SEC Documents, are (i) independent public or certified public accountants as required by the Exchange Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.
          (d) Stock Exchange Listing. The Company shall cause the Shares and Warrant Shares to be listed on The NASDAQ Capital Market prior to the effectiveness of the Resale Registration Statement and shall use its reasonable best efforts to maintain the continued listing of such Shares and Warrant Shares.
          (e) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company’s execution, delivery and performance of the Placement Agency Agreement and the consummation of the transactions contemplated thereby (i) will not result in any violation of the provisions of the charter or by laws of the Company, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim upon any property or assets of the Company pursuant to, or require the consent of any other party to any under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company for such conflicts, breaches, defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of the Placement Agency Agreement and the consummation of the transactions contemplated thereby.
          (f) QIBs and Accredited Investors. The Company will not offer or sell any of the Securities to any person whom it reasonably believes is not (i) a “qualified institutional buyer” as defined in Rule 144A (“QIBs”) or (ii) an “accredited investor” (as defined in clauses (1), (2), (3), (5), (6) and (7) of Rule 501(a) of Regulation D).
          (g) Purchasers; Compliance With Rule 502(d). Assuming the accuracy of the representations and warranties of the Purchasers in the Purchase Agreement, the Company will exercise reasonable care to assure that the Purchasers are not “underwriters” within the meaning of Section 2(a)(11) of the Securities Act and, without limiting the foregoing, that such purchases will comply with Rule 502(d) under the Securities Act.
          (h) The representations, warranties and agreements of the Company contained in Section 3 of the Purchase Agreement are hereby incorporated by reference in this Agreement, as if made directly by the Company to the Placement Agent on the date of this Agreement, with the understanding that:
          (i) any defined terms used in such incorporated sections shall have the meanings given to them in this Agreement or, if no definition is given to them in this Agreement, such defined terms will have the meanings given to them in the incorporated sections;
          (ii) in the event of a conflict in meaning or defined term between the incorporated sections and this Agreement, this Agreement shall control; and
          (iii) this agreement is included in the definition of Transaction Documents thereunder.
     The Company acknowledges that the Placement Agent and, for purposes of the opinion to be delivered pursuant to Section 4 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
     B. Representations, Warranties and Agreements of the Placement Agent . The Placement Agent hereby represents, warrants and covenants to, and agrees with, the Company as follows:
          (a) No General Solicitation. The Placement Agent will not solicit offers for the Company for the Shares and Warrants by means of any form of general solicitation or general advertising in violation of the Securities Act (including, without limitation, Rule 502(c) of Regulation D thereunder) in connection with the offering of the Shares and Warrants or in any manner involving a public offering within the meaning of Section 4(2). The Placement Agent will conduct the Placement in accordance with all federal and state securities laws applicable to the offering of the Shares and Warrants, and the Placement Agent will not distribute any written information that has not been furnished to it, and approved in writing, by the Company; provided that for the purposes hereof, the Transaction Documents and the term sheets relating thereto will be deemed furnished by the Company.
          (b) Limitation on Offerees. The Placement Agent will solicit offers for the Company for the Shares and Warrants only from persons whom it reasonably believes to be (i) a QIB or (ii) an “accredited investor.”
          (c) This Agreement has been duly authorized, executed and delivered by the Placement Agent and constitutes a valid and binding obligation of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to general principles of equity and except as rights to indemnity or contribution hereunder may be limited by federal or state securities laws.
          (d) The Placement Agent shall not deliver to any offeree, without the written consent of the Company, any information concerning the Placement other than the Transaction Documents and the term sheet relating thereto. The Placement Agent shall deliver, or cause to be delivered, the Transaction Documents to each offeree prior to the sale of any Shares and Warrants to such offeree.
          (e) The Placement Agent is a registered broker dealer in good standing in every state in which offers and sales of the Shares and Warrants will be made.
          (f) The Placement Agent acknowledges that the Company has the right, in its sole discretion, to reject any Purchaser.
     Section 2. Engagement of Placement Agent; Fees; Expenses.
          (a) Engagement of Jefferies. The Company hereby engages Jefferies as the Placement Agent, and the Company hereby authorizes Jefferies to act as such in connection with the Placement. On the basis of the representations, warranties and agreements of the Company contained in this Agreement and subject to, and in accordance with, the terms, conditions and other provisions hereof, Jefferies agrees to act as Placement Agent to place the Shares and Warrants as contemplated by this Agreement. The Company acknowledges that the Placement Agent’s engagement hereunder is on a “best efforts” basis and does not constitute any firm commitment or undertaking, express or implied, on the part of the Placement Agent to purchase or place any of the Shares and Warrants and does not constitute any representation, warranty or agreement that any financing will be available to the Company.
          (b) Placement Agent’s Fee and Expenses. As compensation for the Placement Agent’s services hereunder, the Company hereby agrees to pay the Placement Agent on the closing date of the Placement (the “Closing Date”) a placement fee equal to $500,000 (the “Placement Fee”). in cash payable by wire transfer in same-day funds on the Closing Date to the account or accounts designated to the Company in writing by the Placement Agent. The Company shall not be responsible for reimbursing the Placement Agent for any of its expenses in connection with its engagement hereunder except that the Company agrees to reimburse the Placement Agent for (i) for the reasonable fees and expenses of its counsel up to a maximum of

$75,000 in the event that (A) Fidelity Investments (including any of its affiliates) purchases Securities for an amount equal to or greater than $6,000,000 and (B) Wasatch Funds (including any of its affiliates) purchases Securities for an amount equal to or greater than $1,000,000 and (ii) for the reasonable fees and expenses of its counsel up to a maximum of $25,000 if only one of the conditions specified in clauses (i)(A) and (i)(B) above is satisfied; provided, however, that to the extent that the Company rejects the participation of Wasatch (or any of its affiliates) as a Purchaser pursuant to section 1B(f) above, Wasatch shall be deemed to have purchased Securities in the requisite amounts for the purposes of the Company’s obligation to reimburse the Placement Agent in accordance with the foregoing clauses (i)(A) and (i)(B); provided further, that to the extent that the Company rejects the participation of Fidelity Investments (or any of its affiliates) as a Purchaser pursuant to section 1B(f) above, the Company agrees to reimburse the Placement Agent for all of the fees and expenses of its counsel.
          (c) Placement Agent as Independent Contractor. The Company hereby acknowledges that, in connection with the Transactions, (i) the Placement, including the determination of the offering price of the Shares and Warrants and any related discounts, commissions and fees, shall be an arm’s-length commercial transaction between the Company and the Purchasers, (ii) the Placement Agent will be acting as an independent contractor and will not be the agent or fiduciary of the Company or its stockholders, creditors, employees, the Purchasers or any other party, (iii) the Placement Agent shall not assume an advisory or fiduciary responsibility in favor of the Company (irrespective of whether the Placement Agent has advised or is currently advising the Company on other matters) and the Placement Agent shall have no obligation to the Company with respect to the Transactions except as may be set forth expressly herein, (iv) the Placement Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Placement Agent shall not provide any legal, accounting, regulatory or tax advice with respect to the Transactions and the Company shall consult its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.
          (d) Company Responsible for Information. The Company is and will be solely responsible for the contents of any and all written or oral communications provided to any actual or prospective purchaser of the Securities with the approval of the Company; and the Company recognizes that the Placement Agent, in acting pursuant to this Agreement, will be using information provided by the Company and its agents and representatives and the Placement Agent does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such information.
          (e) Notification of Potential Purchasers. In order to allow proper coordination of the proposed Placement, during the term of this engagement, the Company will promptly notify the Placement Agent of any potential purchasers known to the Company to be interested in purchasing any of the Securities, and the Company will keep the Placement Agent fully and promptly informed of the status of any discussions or negotiations between the Company and any such potential purchasers.
          (f) Confidentiality. The Company agrees that any information or advice rendered by the Placement Agent or any of its representatives in connection with this engagement is for the confidential use of the Company only and the Company will not, and will not permit any third party to, disclose or otherwise refer to such advice or information, or to the Placement Agent, in any manner without the Placement Agent’s prior written consent.
     Section 3. Additional Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:
          (a) Placement Agent’s Review of Proposed Amendments and Supplements. During the period beginning on the date hereof and ending on the Closing Date, prior to amending or supplementing any SEC Document, the Company shall furnish to the Placement Agent for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Placement Agent shall have reasonably objected.
          (b) Amendments and Supplements. If, prior to the Closing Date, any event shall occur or condition exist as a result of which it is necessary to amend or supplement any SEC Document in order to make the statements therein, in the light of the circumstances, not misleading, or if in the opinion of the Placement Agent or counsel for the Placement Agent it is otherwise necessary to amend or supplement any SEC Document to comply with law, the Company agrees to promptly prepare and furnish at its own expense to the Placement Agent, amendments or supplements to such SEC Document so that the statements in such SEC Document as so amended or supplemented will not, in the light of the circumstances, be misleading or so that such SEC Document, as amended or supplemented, will comply with law. Neither the Placement Agent’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under this Section 3(b).
          (c) Marketing; Due Diligence. The Company shall participate, and cause its officers and representatives to participate, in the Placement, including in the marketing of the Securities and meeting with prospective purchasers of any of the Securities, and afford prospective purchasers the opportunity to conduct customary due diligence and make inquiries relevant to their investment decisions regarding the Securities.
          (d) Blue Sky Compliance. The Company shall reasonably cooperate with the Placement Agent and counsel for the Placement Agent to qualify or register all of the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Placement Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of all of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

          (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it for the purposes as set forth in the Purchase Agreement.
          (f) Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the shares of Common Stock (including the Warrant Shares).
          (g) Agreement Not to Offer or Sell Additional Shares; Lock-Up Agreements for Directors and Officers; Enforcement of Existing Lock-Up Agreements.
          (i) During the period commencing on the date hereof and ending on the earlier of (x) the 150th day following the Closing Date and (y) 30 days after the Effective Date (as defined in the Resale Registration Rights Agreement) (the “Lock-up Period”), the Company will not, without the prior written consent of Jefferies (which consent may be withheld at the sole discretion of Jefferies), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by the Transaction Documents with respect to the Securities); provided, however, that the Company may issue shares of its Common Stock, options to purchase its shares of Common Stock or shares of Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the SEC Documents.
          (ii) On or prior to the date hereof, the Company shall have furnished to the Placement Agent an agreement in the form of Exhibit A hereto from each director and officer and each beneficial owner (as defined and determined according to Rule 13d-3 under the Exchange Act) of five or more percent of the outstanding issued share capital of the Company, and such agreement shall be in full force and effect on the Closing Date.
          (h) Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders, if any, that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Placement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.
          (i) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act.
          (j) No Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any of the Securities or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise.

     Section 4. Conditions of the Placement Agent’s Obligations. The obligations of the Placement Agent as provided herein shall be subject to the accuracy of the representations, warranties and agreements of the Company set forth herein as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following conditions:
          (a) Accountant’s Comfort Letter(b) . On the Closing Date, the Placement Agent shall have received from Eisner, LLP a letter dated the Closing Date addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent confirming that they are (A) registered independent public or certified public accountants as required by the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.
          (b) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Closing Date, in the judgment of the Placement Agent, there shall have not occurred any Material Adverse Change.
          (c) Opinions of Counsel for the Company. On the Closing Date, the Placement Agent shall have received the opinion of counsel for the Company, dated as of such Closing Date, in form and substance reasonably satisfactory to the Placement Agent as set forth in Exhibit B.
          (d) Officers’ Certificate. On the Closing Date, the Placement Agent shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that:
          (i) for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;
          (ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and
          (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
          (e) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents and Securities and all other legal matters relating to the offering, issuance and sale, as applicable, of the Securities and the other Transactions shall be reasonably satisfactory in all material respects to the Placement Agent; and the Company shall have furnished to Schulte Roth & Zabel LLP, counsel to the Placement Agent, all documents and information that it may reasonably request to enable them to pass upon such matters.
          (f) The Company shall not have sustained since the date of the latest audited financial statements (i) any material loss or interference with its business from fire, explosion,

flood or other calamity, whether or not covered by insurance, or from any strike, job action, slowdown, work stoppage, labor dispute or court or governmental action, order or decree or (ii) since such date, there shall not have been any change in the common stock, short-term debt or long-term debt of the Company or any Material Adverse Change, the effect of which, in any such case set forth in clause (i) or (ii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the Placement or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in this Agreement and the Purchase Agreement.
          (g) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, any stock exchange or automated quotation system owned or operated by The Nasdaq Stock Market, Inc. in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities of the United States, (iii) the United States shall have become engaged in hostilities (other than existing hostilities), there shall have been a significant escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war (other than existing declarations of war) by the United States or (iv) there shall have occurred any other calamity or crisis or any change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the sole discretion of the Placement Agent, impracticable or inadvisable to proceed with the Placement or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Purchase Agreement.
          (h) Each of the Transaction Documents, other than this Agreement, shall be in form and substance reasonably satisfactory to the Placement Agent and shall have been duly executed and delivered by the Company and the other parties thereto, and the Securities shall have been duly executed and delivered by the Company.
          (i) All conditions to closing of the Purchase Agreement shall be satisfied or, where applicable, waived.
          (j) The sale of the Securities shall not be enjoined (temporarily or permanently) on the Closing Date.
          (k) Additional Documents. On or before the Closing Date, the Placement Agent shall have received such information, documents and opinions as they may reasonably require in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     Section 5. Indemnification.

          (a) Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent and its affiliates and their respective officers, directors, managers, members, partners, employees and agents, and any other persons controlling the Placement Agent or any of its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the Placement Agent and each such other person being referred to as an “Indemnified Person”), to the fullest extent lawful, from and against all claims, liabilities, losses, damages and expenses (or actions in respect thereof), as incurred (“Losses”), to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where the Securities have been offered or at common law or otherwise (including in settlement of any litigation), insofar as such Losses (or actions in respect thereof as contemplated below) arises out of or is based:
          (A) (i) upon any untrue statement or alleged untrue statement of a material fact contained in the SEC Documents (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval in writing of, the Company in connection with the marketing of the Securities and the Placement, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (iii) any breach by the Company of any representation or warranty or failure to comply with any of the covenants and agreements contained in this Agreement; or
          (iv) any act or failure to act or any alleged act or failure to act by the Placement Agent in connection with, or relating in any manner to, the Securities or the Placement contemplated hereby, and which is included as part of or referred to in any Losses or action arising out of or based upon any matter covered by clauses (i), (ii) or (iii) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such Losses resulted solely from any such acts or failures to act undertaken or omitted to be taken by the Placement Agent through its willful misconduct or gross negligence; and
     (B) the violation of any applicable laws or regulations of foreign jurisdictions where the Securities have been offered; and to reimburse the Indemnified Person for
          (i) all expenses (including, without limitation, reasonable fees and expenses of counsel chosen by the Placement Agent) as such expenses are incurred by the Placement Agent in connection with investigating, preparing, defending or settling any action or claim for which indemnification has or is reasonably likely to be sought by the

Indemnified Person, whether or not in connection with litigation in which any Indemnified Person is a named party; and
          (ii) any other Losses incurred by the Placement Agent.
The indemnity agreement set forth in this Section 5(a) shall be in addition to any liabilities that the Company may otherwise have.
          (b) Notifications and Other Indemnification Procedures. Promptly after receipt by an Indemnified Person under this Section 5 of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against the Company under this Section 5, notify the Company in writing of the commencement thereof, but the omission so to notify the Company will not relieve it from any liability which it may have to any Indemnified Person for indemnification, except to the extent that the Company shall have been materially prejudiced by such failure. In case any such action is brought against any Indemnified Person and such Indemnified Person seeks or intends to seek indemnity from an Company, the Company will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person; provided, however, if the defendants in any such action include both the Indemnified Person and the Company and the Indemnified Person shall have reasonably concluded that a conflict may arise between the positions of the Company and the Indemnified Person in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Company, the Indemnified Person or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or parties. Upon receipt of notice from the Company to such Indemnified Person of the Company’s election so to assume the defense of such action and approval by the Indemnified Person of counsel, the Company will not be liable to such Indemnified Person under this Section 5 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof unless (i) the Indemnified Person shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the Company shall not be liable for the expenses of more than one firm of attorneys (together with local counsel), approved by the Company, representing the indemnified parties who are parties to such action) or (ii) the Company shall not have employed counsel satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company.
          (c) Settlements. The Company under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Person against any Losses by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the Company to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by Section 5(b) hereof, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Indemnified Person, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent includes (i) an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Person.
     Section 6. Contribution. If the indemnification provided for in Section 5 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an Indemnified Person in respect of any Losses referred to therein, then the Company shall contribute to the aggregate amount paid or payable by such Indemnified Person, as incurred, as a result of any Losses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the Placement pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the Placement pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the Placement pursuant to this Agreement (before deducting expenses) received by the Company, and the fee received by the Placement Agent in connection with the Placement. The relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Placement Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions hereof, the aggregate contribution of all Indemnified Persons to all Losses shall not exceed the amount of fees actually received by the Placement Agent pursuant to this Agreement with respect to the services rendered pursuant to this Agreement.
     The Company agrees to reimburse the Indemnified Persons for all expenses (including, without limitation, reasonable fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any action or claim for which contribution has or is reasonably likely to be sought by the Indemnified Person, whether or not in connection with litigation in which any Indemnified Person is a named party.
     The provisions set forth in Section 5(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 5(c) for purposes of indemnification.

     The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each officer and employee of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Placement Agent.
     Section 7. Effectiveness of this Agreement; Termination; and Survival.
          (a) This Agreement shall become effective upon signing by the parties hereto.
          (b) The Placement Agent may resign at any time and the Company may terminate the Placement Agent’s services at any time, each by giving at least ten days’ prior written notice to the other. If the Placement Agent resigns because of a good faith diligence issue or because of the failure of any condition specified in Section 4 to be satisfied when and as required (whether or not the Company’s fault directly or indirectly) or the Company terminates the Placement Agent’s services for any reason, the Placement Agent and its counsel shall be entitled to receive all of the amounts due pursuant to Section 2(b) of this Agreement up to, and including, the effective date of such expiration, termination or resignation, as the case may be.
          (c) If the Placement Agent’s services hereunder are terminated by the Company, and the Company completes an offering of equity or equity-linked securities within one year of such termination or expiration with investors contacted by the Placement Agent during the engagement pursuant to this Agreement in connection with the Transactions, the Company shall pay the Placement Agent concurrently with the closing of such transaction the fees set forth in Section 2(b) of this Agreement.
          (d) The respective representations, warranties and other statements of the Company and its officers and the agreements, covenants and the indemnities set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder or any termination of this Agreement (for whatever reason).
     Section 8. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent:
Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
Facsimile: (212) 284-2280
Attention: General Counsel
with a copy to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.
If to the Company:
Electro-Optical Sciences, Inc.
3 West Main Street, Suite 201
Irvington, NY 10533
Telephone: (914) 591-3183
Facsimile: (914) 591-3183
Attention: Chief Financial Officer
with a copy to:
Dreier LLP
499 Park Avenue
New York, NY 10022
Telephone: (212) 328-6100
Facsimile: (212) 328-6101
Attention: Valerie Price, Esq.
     Any party hereto may change the address for receipt of communications by giving written notice to the others.
     Section 9. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 5 and Section 6, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Purchaser.
     Section 10. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     Section 11. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without giving effect to any conflict of law principles). Any legal suit, action or proceeding arising out of or based upon this Agreement or the Transactions (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.
     Section 12. General Provisions. This Agreement and the other Transaction Documents constitute the entire agreement of the parties to this Agreement and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The failure by any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 5 and the contribution provisions of Section 6, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 5 and 6 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the SEC Documents, as required by the Securities Act, the Exchange Act and any other applicable law.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, ELECTRO-OPTICAL SCIENCES, INC.
By:	/s/ Joseph V. Gulfo
	Name:	Joseph V. Gulfo
	Title:	President and Chief Executive Officer

The foregoing Placement Agency
Agreement is hereby confirmed
and accepted by the Placement Agent
in New York, New York as of the
date first above written.

JEFFERIES & COMPANY, INC.
By:	/s/ Michael Bauer
	Name:	Michael Bauer
	Title:	Managing Director

EXHIBIT A
                      ___, 2006
Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
RE: Electro-Optical Sciences, Inc.
Ladies & Gentlemen:
     The undersigned is an owner of record or beneficially of certain shares (“Shares”) of the Common Stock (the “Common Stock”), par value $0.001 per share, of Elecro-Optical Sciences, Inc. (the “Company”) or securities convertible into or exchangeable or exercisable for Shares. The Company is proposing a private placement of Shares and related warrants (“Warrants”) (the “Placement”) for which you will act as the Placement Agent. The Warrants will be exercisable from time to time into shares of Common Stock. The undersigned recognizes that the Placement will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Placement and in entering into a placement agency agreement with the Company with respect to the Placement.
     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Jefferies & Company, Inc. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the closing of the Placement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.
     Notwithstanding the foregoing, the undersigned may transfer any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock either (i) during the undersigned’s lifetime to his or her immediate family or to a trust if the beneficiaries of such trust are exclusively the undersigned and/or a member or members of his or her immediate family or (ii) upon death by will or intestacy; provided, however, that prior to any such transfer each

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transferee shall execute an agreement substantially identical to this agreement and which shall be satisfactory to Jefferies & Company Inc., pursuant to which each transferee shall agree to receive and hold such Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For purposes of this paragraph, “immediate family” shall mean spouse, lineal descendant, father, mother, brother, sister or domestic partner of the transferor, whether by law or otherwise, or any grandparent, mother-in-law, father-in-law, daughter-in-law, brother-in-law, stepchild, grandchild or step-grandchild, uncle, aunt, niece or nephew of the transferor, and which shall include adoptive relationships.
     With respect to the Placement and any subsequent exercise of the Warrants into Shares, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Placement.
     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Printed Name of Holder

By:

Signature

Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

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EXHIBIT B
     Opinion of Counsel for the Company, to be delivered pursuant to Section 4(c) of the Placement Agency Agreement
     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Documents and to enter into and perform its obligations under this Agreement.
     2. The Company has all necessary corporate power and authority to execute and deliver the Transaction Documents, to perform its obligations thereunder, to issue the Securities and to consummate the other Transactions.
     3. The Placement Agency Agreement has been duly authorized, executed and delivered by the Company.
     4. Each of the Transaction Documents (other than the Placement Agency Agreement) has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
     5. The Company has all necessary corporate power and authority to execute, issue and deliver the Warrants; the Warrants have been duly authorized for issuance and sale by the Company, will be issued in the form contemplated by Purchase Agreement when fully executed and issued in accordance with the terms of the Purchase Agreement and delivered to and paid for by the Purchasers pursuant to the Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     6. The Company has all necessary corporate power and authority to issue and deliver the Warrant Shares. The Warrant Shares have been duly reserved for issuance by the Company; provided that such opinion is based solely on the number of Warrant Shares issuable as of the Closing Date, without regard to the anti-dilution provisions of the Warrants. The Warrant Shares, when issued in accordance with the Warrant, will be validly issued, fully paid and nonassessable. Assuming the Warrant Shares were issued as of the date hereof, (i) the issuance of the Warrant Shares would not violate any preemptive rights, rights of first refusal or, to the best of our knowledge, other similar rights to subscribe for or purchase securities of the Company upon the issuance or sale thereof; and (ii) such Warrant Shares would be issuable in compliance with federal securities laws.
     7. The Company has all necessary corporate power and authority to issue and deliver the Shares; the Shares have been duly authorized, and, when duly issued and delivered to the Purchasers and paid for by the Purchasers in accordance with the terms of the Purchase Agreement, the Shares will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with federal and state securities laws. None of the Shares will be issued in violation of any preemptive rights, rights of first

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refusal or, to the best of our knowledge, other similar rights to subscribe for or purchase securities of the Company upon the issuance or sale thereof.
     8. The execution and delivery of the Transaction Documents by the Company, the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification sections of such agreements, as to which no opinion need be rendered), including the issuance and sale of the Shares and Warrants and the issuance of the Warrant Shares upon exercise of the Warrants (i) will not result in any violation of the provisions of the Charter or By-laws of the Company; (ii) will not constitute a breach of, or Default under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim upon any property or assets of the Company, pursuant to any material agreement filed as an exhibit to the SEC Documents; (iii) will not result in any violation of any federal or New York law or the Delaware General Corporation Law or, to the best of our knowledge, any administrative regulation or administrative or court decree, applicable to the Company; or (v) will not require any consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, except (i) with respect to the transactions contemplated by the Resale Registration Rights Agreement as may be required under the Securities Act and the Exchange Act, (ii) the filing of Form D with the Commission; (iii)as required by the state securities or “blue sky” laws and (iv) for such consents, approvals, authorizations, orders, filings or registrations which have been obtained or made.
     9. Assuming the accuracy of the representations and warranties of the Placement Agent contained in Section 1(B) of the Placement Agency Agreement and of the Company and the Purchasers contained in the Purchase Agreement and the compliance of such parties with the agreements set forth herein and therein, it is not necessary, in connection with the issuance and sale of any of the Securities, in the manner contemplated by Transaction Documents, to register any of the Securities under the Securities Act.
     10. Based on the Company’s certifications as to the use of proceeds from the sale of the Securities, the Company is not, and after receipt of payment for the Securities will not be, an “investment company” within the meaning of Investment Company Act.
     11. Each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied when so filed as to form in all material respects with the Exchange Act.
     12. The Company has an authorized capitalization as set forth in the Purchase Agreement, and all of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or, to the best of our knowledge, other similar rights to subscribe for or purchase securities of the Company upon the issuance or sale thereof.

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     13. Except as disclosed in the Purchase Agreement and the SEC Documents, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, options or rights issued by the Company to purchase any shares of Common Stock, (ii) there are no statutory, contractual, preemptive or, to the best of our knowledge, other rights to subscribe for or to purchase any shares of Common Stock and (iii) there are no restrictions upon transfer of the Common Stock pursuant to the Company’s Charter or By-laws or the General Corporation Law of the State of Delaware or otherwise.
     14. The Company is not (i) in violation of its Charter or By-laws, (ii) to the best of our knowledge, in Default under any agreement filed as an exhibit to the SEC Documents, except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change or (iii) to the best of our knowledge, in violation of any law, administrative regulation or administrative or court decree applicable to the Company or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for such violations or failures as would not, individually or in the aggregate, result in a Material Adverse Change.
     15. To the best of our knowledge, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is subject which, if determined adversely to the Company, could reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity, results of operations or business of the Company; and, to the best of our knowledge, no such proceedings are overtly threatened or contemplated by governmental authorities or threatened by others.
     In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the registered, independent public or certified public accountants for the Company [and with representatives of the Placement Agent] at which the contents of the SEC Documents, and any supplements or amendments thereto, and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the SEC Documents, and any supplements or amendments thereto made prior to the Closing Date, on the basis of the foregoing, nothing has come to our attention which would lead us to believe that, as of the respective filing dates of the SEC Documents or at the Closing Date, the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief as to the financial statements or schedules or other statistical or financial data derived therefrom, included or incorporated by reference in the SEC Documents or any amendments or supplements thereto and we have not examined the accounting, financial or statistical records from which such statements, schedules and data were derived).
     Enforceability opinions are expected to be subject to customary enforceability exceptions, and all opinions are expected to be subject to customary assumptions, exceptions and qualifications.

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